EXHIBIT 19.1

SOTHERLY HOTELS INC. INSIDER TRADING POLICY

I.
PURPOSE

In order to comply with applicable federal and state securities laws governing (a) trading in securities of Sotherly Hotels Inc. or its operating partnership, Sotherly Hotels LP, (together, “Sotherly” or the “Company”) on the basis of “material nonpublic information” concerning the Company and (b) tipping or disclosing material nonpublic information to outsiders, and in order to prevent even the appearance of improper insider trading or tipping, the Company has adopted this Insider Trading Policy (the “Policy”) for all of its directors, officers and employees, their family members and specially designated outsiders who have access to the Company’s material nonpublic information.

II.
SCOPE

A.
The Policy covers all directors and executive officers designated on Exhibit A attached hereto (“Section 16 Individuals”) and employees designated on Exhibit B attached hereto (“Key Employees”) of the Company, their family members (collectively referred to as “Insiders”) and any outsiders whom the Insider Trading Officer may designate as Insiders because they have access to material nonpublic information concerning the Company.

B.
The Policy applies to any and all transactions in the Company’s securities.

C.
The Policy will be delivered to all directors, officers, employees and designated outsiders upon its adoption by the Company, and to all new directors, officers, employees and designated outsiders at the start of their employment or relationship with the Company. Upon first receiving a copy of the Policy or any revised versions thereof, each Insider may be required to execute an acknowledgment that he or she has received a copy and agrees to comply with the Policy’s terms. Section 16 Individuals, as defined below, may be required to certify compliance with the Policy on an annual basis.

III.
INSIDERS

A.
Section 16 Individuals. Section 16 Individuals are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the underlying rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”). The Company will amend Exhibit A hereto from time to time as necessary to reflect the addition, resignation or departure of Section 16 Individuals. The Company has designated those persons listed on Exhibit A hereto as Section 16 Individuals.

B.
Key Employees. The Company has designated those persons listed on Exhibit B hereto as Key Employees who, because of their position with the Company, are likely to have access to material nonpublic information. The Company will

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amend Exhibit B hereto from time to time as necessary to reflect the addition, resignation or departure of Key Employees.

IV.
INSIDER TRADING OFFICER

The Company has designated Jami K. Lazarov, Corporate Secretary, as Sotherly’s Insider Trading Officer (the “Insider Trading Officer”). The Insider Trading Officer may seek guidance from outside legal counsel and outside accountants. The Insider Trading Officer will review and either approve or prohibit all proposed trades by Insiders in accordance with the procedures set forth in Section VI.C below. In addition to the trading approval duties described in Section VI.C below, the duties of the Insider Trading Officer will include the following:

•
Administering the Policy and enforcing compliance with all Policy provisions and procedures.

•
Responding to all inquiries relating to the Policy and its procedures.

•
Designating and announcing special trading blackout periods during which no Insider may trade in Company securities.

•
Providing copies of the Policy and other appropriate materials to all current and new directors, officers and employees, and such other persons who are determined to have access to material nonpublic information concerning the Company.

•
Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including Sections 10(b), 16, 20A and 21A of the Exchange Act and the rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933 (the “Securities Act”), and assisting in the preparation and filing of all required SEC reports relating to insider trading in Company securities, including any related Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

•
Revising the Policy as necessary to reflect changes in federal or state insider trading laws and regulations or for periodic updates, as needed.

•
Maintaining as Company records, originals or copies of all documents required by the provisions of the Policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading, including any related Forms 3, 4, 5 and 144 and Schedules 13D and 13G.

The Insider Trading Officer may designate one or more individuals who may perform the Insider Trading Officer’s duties in the event that the Insider Trading Officer is unable or unavailable to perform such duties.

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DEFINITION OF “MATERIAL NONPUBLIC INFORMATION”

A.
“MATERIAL” INFORMATION

Information about the Company is “material” if it would be expected to affect the investment or voting decisions of a reasonable stockholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, “material” information is any type of information which could reasonably be expected to materially affect the price of Company securities. While it is not possible to identify all information that would be deemed “material” to the Company, the following types of information ordinarily would be considered as such:

•
Company financial performance, especially Company quarterly and year-end earnings, and significant changes in Sotherly’s financial performance or liquidity.

•
Company projections and strategic plans.

•
Potential Company mergers and acquisitions or the sale of material Company assets or subsidiaries.

•
Material changes in the level or severity of any Company nonperforming assets.

•
New major contracts or agreements or amendments thereto, or finance sources or the loss thereof.

•
Stock splits, public or private securities/debt offerings or changes in Company dividend policies or amounts.

•
Changes in Company senior management.

•
Actual or threatened major litigation involving the Company or the resolution of such litigation.

B.
“NONPUBLIC” INFORMATION

Material information is “nonpublic” if it has not been widely disseminated to the public through major newswire services, national news services and financial news services. For the purposes of the Policy, information will be considered public, i.e., no longer “nonpublic”, after the close of trading on the second (2nd) full trading day following the Company’s widespread public release of the information.

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C.
CONSULT THE INSIDER TRADING OFFICER FOR GUIDANCE

Any Insiders who are unsure whether the information they possess is material or nonpublic must consult with the Insider Trading Officer for guidance before trading in any Company securities.

V.
STATEMENT OF COMPANY POLICY AND PROCEDURES

A.
PROHIBITED ACTIVITIES

1.
No Insider may trade in Company securities while he or she is aware of material nonpublic information concerning the Company.

2.
No Insider may trade in Company securities during any blackout period described in Section VI.B below.

3.
No Insider may trade in Company securities unless the trades have been approved by the Insider Trading Officer in accordance with the procedures set forth in Section VI.C.1 below or is otherwise subject to Section VI.C.2 below.

4.
The Insider Trading Officer may not trade in Company securities unless the trades have been approved by outside legal counsel.

5.
No Insider may “tip” or disclose material nonpublic information concerning the Company to any outside person (including family members, analysts, individual investors and members of the investment community and news media) unless required as part of that Insider’s regular duties for the Company. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of the Policy and/or to sign a confidentiality and nondisclosure agreement.

6.
No Insider may give trading advice of any kind about the Company to anyone while aware of material nonpublic information about the Company, except that Insiders should advise others not to trade if doing so might violate the law or the Policy. The Company strongly discourages all Insiders from giving trading advice concerning the Company to third parties even when the Insiders are not aware of material nonpublic information about the Company.

7.
No Insider may trade in any interest or position relating to the future price of Company securities, such as a put, call or short sale.

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8.
No Insider may (a) trade in the securities of any other public company while aware of material nonpublic information concerning that company, (b) “tip” or disclose material nonpublic information concerning any other public company to anyone or (c) give trading advice of any kind to anyone concerning any other public company while possessing material nonpublic information about that company.

B.
BLACKOUT PERIODS

No Insider may trade in Company securities during any blackout period that the Insider Trading Officer may designate. A customary blackout period exists beginning at the pre-opening of the NASDAQ Stock Market, or 7:00 a.m. Eastern Time, on the last full trading day of the final month of each fiscal quarter and extends through the second (2nd) full trading day following the Company’s widespread public release of quarterly or year-end earnings, as the case may be. The Insider Trading Officer may impose special blackout periods in connection with pending acquisition transactions or other material unannounced events. No Insiders may disclose to any outside third party that a special blackout period has been designated.

If an Insider has an unexpected and urgent need to sell Company securities in order to generate cash during a blackout period, the Insider may request that the Insider Trading Officer consider granting a hardship exception. This type of exception will only be granted if the Insider Trading Officer concludes that the Company operating results or financial condition for the applicable quarter does not constitute material nonpublic information. No hardship exception will be granted during a special blackout period described in the paragraph above.

C.
TRANSACTION PROCEDURES

1.
Insiders must get prior approval, even during non blackout periods, from the Insider Trading Officer prior to buying, selling, transferring, gifting or engaging in any other trading activity involving Company securities. Insiders are to contact the Insider Trading Officer, describe the proposed transaction and confirm that they do not possess material nonpublic information. The Insider Trading Officer will consider the request, and if granted, will assist in the completion of any required SEC securities filings documentation. Insiders should retain all records and documents that support their reasons for making each trade.

2.
Insiders who wish to systematically buy or sell Company securities are encouraged to buy or sell their securities pursuant to a 10b5-1 Plan which is approved by the Insider Trading Officer, specifies the dates and amounts of securities to be sold and can only be modified during non blackout periods and when the individual is not in possession of material nonpublic information. Trades by Insiders in Company securities that are executed pursuant to an approved 10b5-1 Plan are not

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subject to the prohibition on trading on the basis of material nonpublic information or to the restrictions set forth above relating to pre-clearance procedures and blackout periods.

3.
Derivative Securities. The trading prohibitions and restrictions of the Policy apply to all sales of securities acquired through the exercise of derivative securities granted by the Company, but not to the acquisition of securities through such exercises. Section 16 Individuals must still comply with all related reporting requirements (see Section VII below).

D.
PRIORITY OF STATUTORY OR REGULATORY TRADING RESTRICTIONS

The trading prohibitions and restrictions set forth in the Policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short-swing trading by Section 16 Individuals or restrictions on the sale of securities subject to Rule 144 under the Securities Act. Any Insider who is uncertain whether other prohibitions or restrictions apply should consult with the Insider Trading Officer.

E. APPLICATION TO FORMER, TEMPORARY OR RETIRED INSIDERS

The Policy applies, and will continue to apply, to a former, temporary or retired Insider until the later of: (i) the second (2nd) full trading day following the public release of earnings for the fiscal quarter in which such person leaves or is no longer associated with the Company or (ii) the second (2nd) full trading day after any material nonpublic information known by the Insider has become public or no longer material.

VI.
REPORTING OF COMPLETED TRADES

A Form 4 must be completed and filed within two (2) business days of the execution of a reportable transaction. If the Section 16 Individual has completed an acceptable power of attorney, the Insider Trading Officer may complete the Form 4 on such individual’s behalf provided that such Section 16 Individual has supplied the Insider Trading Officer all necessary transaction detail.

Any late or delinquent Section 16 filing must be reported under separate caption, in the Company’s proxy statement and Form 10-K.

VII.
POTENTIAL CIVIL, CRIMINAL AND DISCIPLINARY SANCTIONS

A.
CIVIL AND CRIMINAL PENALTIES

The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may (i) be required to surrender the profit made or the loss avoided by the trading, (ii) pay the loss suffered by the person who purchased

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securities from or sold securities to the insider tippee, (iii) face significant civil and/or criminal penalties and face incarceration for such illegal actions. The Company and/or the supervisors of the person violating any such rules may also face significant civil and/or criminal penalties.

B.
COMPANY DISCIPLINE

Violation of the Policy or federal or state insider trading or tipping laws by any director, officer or employee, or their family members, may subject the director to dismissal proceedings and the officer or employee to disciplinary action by the Company up to and including termination for cause.

C.
REPORTING OF VIOLATIONS

Any Insider who violates the Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Insiders, must report the violation immediately to the Insider Trading Officer. Upon learning of any such violation, the Insider Trading Officer, in consultation with the Company’s legal counsel, will determine whether the Company should release any material nonpublic information or whether the Company should report the violation to the SEC or other appropriate governmental authority.

VIII.
POLICY APPROVAL AND REVIEW

Approved by the Board of Directors in April 2005

Revised and approved by the Board of Directors in March 2007

Approved by the Board of Directors in January 2008

Revised and approved by the Board of Directors in March 2009

Revised and approved by the Board of Directors in October 2011

Revised and approved by the Board of Directors in October 2013

Revised and approved by the Board of Directors in October 2014

Revised and approved by the Board of Directors in October 2015

Revised and approved by the Board of Directors in October 2016

Revised and approved by the Board of Directors in October 2017

Revised and approved by the Board of Directors in October 2018

Revised and approved by the Board of Directors in October 2019

Revised and approved by the Board of Directors in October 2020

Revised and approved by the Board of Directors in October 2021

Revised and approved by the Board of Directors in October 2022

Revised and approved by the Board of Directors in October 2023

Revised and approved by the Board of Directors in October 2024

Revised and approved by the Board of Directors in October 2025

Revised and approved by the Board of Directors in March 2026

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EXHIBIT A

Section 16 Individuals:

Zachary Schmidt, Chief Executive Officer and Chairman of the Board

William Ryan Pellum, Chief Financial Officer and Director

Scott M. Kucinski, Executive Vice President and Chief Operating Officer

Anthony E. Domalski, Controller

Jay Schulte, Director

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EXHIBIT B

Key Employees:

Jami Lazarov, Corporate Secretary

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